                                                                  EXHIBIT 2
                                                                  EXECUTION COPY

================================================================================

                          AGREEMENT AND PLAN OF MERGER



                           Dated as of July 20, 1999



                                     Among


                               JOHNSON & JOHNSON,


                              ADMIRAL MERGER CORP.


                                      And


                                 CENTOCOR, INC.


================================================================================

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                   ARTICLE I

                                  The Merger
                                  ----------

SECTION 1.01.  The Merger.................................................. 2
SECTION 1.02.  Closing..................................................... 2
SECTION 1.03.  Effective Time.............................................. 2
SECTION 1.04.  Effects of the Merger....................................... 2
SECTION 1.05.  Articles of Incorporation and Bylaws........................ 3
SECTION 1.06.  Directors................................................... 3
SECTION 1.07.  Officers.................................................... 3

                                  ARTICLE II

               Effect of the Merger on the Capital Stock of the
               ------------------------------------------------
              Constituent Corporations; Exchange of Certificates
              --------------------------------------------------


SECTION 2.01.  Effect on Capital Stock..................................... 3
SECTION 2.02.  Exchange of Certificates.................................... 5

                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

SECTION 3.01.  Representations and Warranties of
                    the Company............................................ 8
SECTION 3.02.  Representations and Warranties of Parent
                    and Sub................................................28

                                  ARTICLE IV

                   Covenants Relating to Conduct of Business
                   -----------------------------------------

SECTION 4.01.  Conduct of Business.........................................32
SECTION 4.02.  No Solicitation.............................................37

                                   ARTICLE V

                             Additional Agreements
                             ---------------------

SECTION 5.01.  Preparation of the Form S-4 and the Proxy
                    Statement; Shareholders Meeting........................39
SECTION 5.02.  Letters of the Company's Accountants........................40
SECTION 5.03.  Letters of Parent's Accountants.............................41
SECTION 5.04.  Access to Information; Confidentiality......................41
SECTION 5.05.  Reasonable Efforts..........................................42
SECTION 5.06.  Stock Options...............................................43

SECTION 5.07.  Indemnification, Exculpation and
                    Insurance..............................................45
SECTION 5.08.  Fees and Expenses...........................................46
SECTION 5.09.  Public Announcements........................................47
SECTION 5.10.  Affiliates..................................................47
SECTION 5.11.  Stock Exchange Listing......................................48
SECTION 5.12.  Pooling of Interests........................................48
SECTION 5.13.  Tax Treatment...............................................48
SECTION 5.14.  Shareholder Litigation......................................49
SECTION 5.15.  Rights Agreement............................................49
SECTION 5.16.  Convertible Debentures......................................49
SECTION 5.17.  Employee Matters............................................49

                                  ARTICLE VI

                             Conditions Precedent
                             --------------------

SECTION 6.01.  Conditions to Each Party's Obligation to
                    Effect the Merger......................................51
SECTION 6.02.  Conditions to Obligations of Parent
                    and Sub................................................52
SECTION 6.03.  Conditions to Obligation of the Company.....................54
SECTION 6.04.  Frustration of Closing Conditions...........................55

                                  ARTICLE VII

                       Termination, Amendment and Waiver
                       ---------------------------------

SECTION 7.01.  Termination.................................................55
SECTION 7.02.  Effect of Termination.......................................56
SECTION 7.03.  Amendment...................................................57
SECTION 7.04.  Extension; Waiver...........................................57
SECTION 7.05.  Procedure for Termination, Amendment,
                    Extension or Waiver....................................57

                                 ARTICLE VIII

                              General Provisions
                              ------------------

SECTION 8.01.  Nonsurvival of Representations
                    and Warranties.........................................58
SECTION 8.02.  Notices.....................................................58
SECTION 8.03.  Definitions.................................................59
SECTION 8.04.  Interpretation..............................................61
SECTION 8.05.  Counterparts................................................61
SECTION 8.06.  Entire Agreement; No Third-Party
                    Beneficiaries..........................................61
SECTION 8.07.  Governing Law...............................................61

SECTION 8.08.  Assignment..................................................62
SECTION 8.09.  Enforcement.................................................62
SECTION 8.10.  Severability................................................62

     Annex I        Index of Defined Terms

     Exhibit A      Form of Affiliate Letter

     Exhibit B      Form of Tax Representation Letter
                    of Centocor

     Exhibit C      Form of Tax Representation Letter of
                    Johnson & Johnson

                              AGREEMENT AND PLAN OF MERGER (this "Agreement")
                    dated as of July 20, 1999, among JOHNSON & JOHNSON, a New Jersey corporation ("Parent"), ADMIRAL MERGER CORP., a Pennsylvania corporation and a newly formed, direct, wholly owned subsidiary of Parent ("Sub"), and CENTOCOR, INC., a Pennsylvania corporation (the "Company").


          WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved this Agreement and the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock"), other than Company Common Stock owned by Parent, Sub or the Company, will be converted into the right to receive common stock, par value $1.00 per share, of Parent ("Parent Common Stock");

          WHEREAS, immediately following the execution and delivery of this Agreement, Parent and the Company will enter into a stock option agreement (the "Option Agreement"), pursuant to which the Company will grant Parent the option to purchase shares of Company Common Stock, upon the terms and subject to the conditions set forth therein;

          WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agree ments in connection with the Merger and also to prescribe various conditions to the Merger;

          WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement constitutes a plan of reorganization; and

          WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                                   The Merger
                                   ----------

          SECTION 1.01.  The Merger.  Upon the terms and subject to the
                         -----------
conditions set forth in this Agreement, and in accordance with the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the PBCL.

          SECTION 1.02.  Closing.  The closing of the Merger (the "Closing")
                         --------
will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019, unless another date or place is agreed to in writing by the parties hereto.

          SECTION 1.03.  Effective Time.  Subject to the provisions of this
                         ---------------
Agreement, as soon as practicable on or after the Closing Date, the parties shall file articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the PBCL and shall make all other filings or recordings required under the PBCL. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Department of State of the Commonwealth of Pennsylvania, or at such other time as Parent and the Company shall agree should be specified in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

          SECTION 1.04.  Effects of the Merger.  The Merger shall have the
                         ----------------------
effects set forth in Chapter 19 of the PBCL.

          SECTION 1.05.  Articles of Incorporation and Bylaws.  (a)  The Amended
                         -------------------------------------
and Restated Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.06.  Directors.  The directors of Sub immediately prior to
                         ----------
the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.07.  Officers.  The officers of the Company immediately
                         ---------
prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
                ------------------------------------------------
               Constituent Corporations; Exchange of Certificates
               --------------------------------------------------

          SECTION 2.01.  Effect on Capital Stock.  As of the Effective Time, by
                         ------------------------
virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

          (a)  Capital Stock of Sub.  Each issued and outstanding share of
               ---------------------
     capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

          (b)  Cancelation of Treasury Stock and Parent-Owned Stock.  Each share
               -----------------------------------------------------
     of Company Common Stock that is owned by the Company, Parent or Sub shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

          (c)  Conversion of Company Common Stock.  Subject to Section 2.02(e),
               -----------------------------------
     each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive that number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio (the "Merger Consideration"). The "Exchange Ratio" means the quotient obtained by dividing $61.00 by the Average Closing Price and rounding to the nearest 1/10,000; provided, that, except as set forth in
                                       --------
     the following proviso, the Exchange Ratio shall not be less than 0.5823 or greater than 0.7117; and provided, further, that in the event that the
                              --------  -------
     Average Closing Price (i) is less than $73.07, then the Exchange Ratio shall mean the quotient obtained by dividing $52.00 by the Average Closing Price and rounding to the nearest 1/10,000 or (ii) is greater than $118.81, then the Exchange Ratio shall mean the quotient obtained by dividing $69.18 by the Average Closing Price and rounding to the nearest 1/10,000. The "Average Closing Price" shall be an amount equal to the average per share closing price of Parent Common Stock, as reported on the NYSE Composite Transaction Tape for the 20 trading days ending with the second trading day immediately preceding the Shareholders Meeting. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Exchange Ratio shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange or similar transaction.

          SECTION 2.02.  Exchange of Certificates. (a)  Exchange Agent.  As of
                         -------------------------      ---------------
the Effective Time, Parent shall deposit with First Chicago Trust Company of New York or such other bank or trust company of similar size as may be designated by Parent (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payments in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund") issuable pursuant to
Section 2.01 in exchange for outstanding shares of Company Common Stock.

          (b)  Exchange Procedures.  As soon as reasonably practicable after the
               --------------------
Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for certificates representing the Merger Consideration. Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II after taking into account all the shares of Company Common Stock then held by such holder under all such Certificates so surrendered, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a Person other than the

Person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, cash in lieu of any fractional shares of Parent Common Stock as contemplated by Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c). No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to Sections 2.02(c) or 2.02(e).

          (c)  Distributions with Respect to Unexchanged Shares.  No dividends
               -------------------------------------------------
or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the holder of record of such Certificate shall surrender such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

          (d)  No Further Ownership Rights in Company Common Stock.  All shares
               --------------------------------------------- ------
of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.02(c) or 2.02(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any
-------  -------
dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

          (e)  No Fractional Shares.  (i) No certificates or scrip representing
               ---------------------
fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent.

          (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes which may be required thereon, equal to such fractional part of a share of Parent Common Stock multiplied by the per share closing price of Parent Common Stock on the Closing Date, as such price is reported on the New York Stock Exchange, Inc. (the "NYSE") Composite Transactions Tape (as reported by The Wall Street Journal (Northeast edition),
                                  -----------------------
or, if not reported thereby, any other authoritative source).

          (f)  Termination of Exchange Fund.  Any portion of the Exchange Fund
               ----------------------------
which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

          (g)  No Liability.  None of Parent, Sub, the Company or the Exchange
               -------------
Agent shall be liable to any Person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of Parent Common Stock or cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h)  Investment of Exchange Fund.  The Exchange Agent shall invest any
               ----------------------------
cash included in the Exchange Fund, as directed by Parent, on a daily basis.
Any interest and other income resulting from such investments shall be paid to Parent.

          (i)  Lost Certificates.  If any Certificate shall have been lost,
               ------------------
stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, in each case pursuant to this Agreement.


                                  ARTICLE III

                         Representations and Warranties
                         ------------------------------

          SECTION 3.01.  Representations and Warranties of the Company.  Except
                         --------------------------------- ------------
as disclosed in the Filed SEC Documents or as set forth on the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

          (a)  Organization, Standing and Corporate Power.  Each of the Company
               -------------------------------------------
     and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and its

     Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate is not reasonably likely to have a Material Adverse Effect. The Company has made available to Parent prior to the execution of this Agreement complete and correct copies of its Amended and Restated Articles of Incorporation (the "Amended and Restated Articles of Incorporation") and Bylaws (the "Bylaws"), and the comparable organizational documents of each of its Subsidiaries, in each case as amended to the date hereof.

          (b)  Subsidiaries.  Exhibit 21 to the Company's Annual Report on Form
               -------------
     10-K for the fiscal year ended December 31, 1998 lists all the Subsidiaries of the Company. All the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all Liens, and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests.

          (c)  Capital Structure.  The authorized capital stock of the Company
               ------------------
     consists of 100,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). At the close of business on June 30, 1999, (i) 70,966,331 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) 7,977,199 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Stock Plans (of which 5,534,761 shares of Company Common Stock are subject to outstanding Stock Options (no more than 2,173,250 of such shares include limited stock appreciation rights)), (iv) 9,338,015 shares of Company Common Stock were reserved for issuance upon conversion of the Company's 4 3/4% Convertible Subordinated Debentures due 2005 (the "Convertible Debentures"), (v) no shares of Preferred Stock were issued or outstanding, (vi) 2,000,000 shares of Series A Preferred Stock were reserved for issuance in connection with the Rights issued pursuant to the Rights Agreement and (vii) 618,492 shares of Company Common Stock were reserved for issuance under the

     Company's 1983 Restricted Common Stock Award Plan. Except as set forth above in this Section 3.01(c), at the close of business on June 30, 1999, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. Except as set forth above in this Section 3.01(c) and pursuant to the Option Agreement, there are no outstanding stock appreciation rights or rights to receive shares of Company Common Stock on a deferred basis granted under the Company Stock Plans or otherwise. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth above in this Section 3.01(c) or on the Company Disclosure Letter or as disclosed in the Filed SEC Documents, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above in this Section 3.01(c) or resulting from the issuance of shares of Company Common Stock pursuant to Stock Options outstanding as of the date hereof or the Option Agreement, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (C) any warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, and no obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (y) there are not any outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. The Company is not a party to any voting agreement with respect to the voting of any such securities. Except as set forth in this Section 3.01(c) or on the Company Disclosure Schedule or as disclosed in the Filed SEC Documents, there are no outstanding (A) securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Company Subsidiary, (B) warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, and no obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Company Subsidiary or (C) obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Company Subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

          (d)  Authority; Noncontravention.  The Company has the requisite
               ----------------------------
     corporate power and authority to enter into this Agreement and, subject to receipt of the Shareholder Approval, to consummate the transactions contemplated by this Agreement. The Company has all requisite corporate power and authority to enter into the Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Option Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement and the Option Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Option Agreement or to consummate the transactions contemplated hereby and thereby, subject, in the case of the Merger, to receipt of the Shareholder Approval. This Agreement and the Option Agreement have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties thereto, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. Except as disclosed on the Company Disclosure Schedule, the execution and delivery of this Agreement and the Option Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and the Option Agreement and compliance with the provisions of this Agreement and the Option Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (collectively, "Liens") in or upon any of the properties or assets of the Company under, (i) the Amended and Restated Articles of Incorporation or Bylaws of the Company or the comparable organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license applicable to the Company or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each, a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Option Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement or the Option Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any applicable filings and approvals under similar foreign antitrust laws and regulations, (2) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the adoption by the Company's shareholders of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Option Agreement and the transactions contemplated by this Agreement or the Option Agreement,
     (3) the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws, (4) such filings with and approvals of The Nasdaq National Market (the "Nasdaq") to permit the shares of Company Common Stock that are to be issued pursuant to the Option Agreement to be traded on Nasdaq and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate is not reasonably likely to have a Material Adverse Effect.

          (e)  SEC Documents.  The Company has filed all reports, schedules,
               --------------
     forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by the Company since January 1, 1998 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except (i) as set forth on the Company Disclosure Schedule, (ii) as set forth in the most recent financial statements included in the Filed SEC Documents or
     (iii) for liabilities incurred in connection with this Agreement or the Option Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect.

          (f)  Information Supplied.  None of the information to be supplied by
               ---------------------
     the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

          (g)  Absence of Certain Changes or Events.  Except for liabilities
               -------------------------------------
     incurred in connection with this Agreement or the Option Agreement and except as disclosed in the SEC Documents filed by the Company and publicly available prior to the date of this Agreement (the "Filed SEC Documents"), since the date of the most recent Filed SEC Document, the Company and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice, and except as otherwise provided in the Company Disclosure

     Schedule, there has not been (i) any Material Adverse Change, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (w) any granting by the Company or any of its Subsidiaries to any current or former director, executive officer or other key employee of the Company or any of its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of the date of the most recent Filed SEC Document,
     (x) any granting by the Company or any of its Subsidiaries to any such current or former director, executive officer or other key employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent Filed SEC Document, (y) any entry by the Company or any of its Subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee or (z) any amendment to, or modification of, any Stock Option,
     (v) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate is reasonably likely to have a Material Adverse Effect, (vi) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or businesses, except insofar as may have been required by a change in GAAP, or (vii) any tax election that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability.

          (h)  Litigation.  Except as disclosed in the Filed SEC Documents,
               -----------
     there is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that individually or in the aggregate is reasonably likely to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its Subsidiaries that individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

          (i)  Contracts.  Except as disclosed in the Filed SEC Documents, there
               ----------
     are no contracts or agreements that are of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder. Neither the Company nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has entered into any material contract, agreement obligation, commitment, arrangement or understanding with any Affiliate of the Company that is currently in effect other than agreements that are disclosed in the Filed SEC Documents. Except as set forth on the Company Disclosure Schedule or as disclosed in the Filed SEC Documents, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any agreement or covenant not to compete or by any agreement or covenant restricting in any material respect the development, marketing or distribution of the Company's or its Subsidiaries' products or services.

          (j)  Compliance with Laws.  (i) Each of the Company and its
               ---------------------
     Subsidiaries is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity (collectively, "Legal Provisions") applicable to its business or operations, except for instances of possible noncompliance that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect. Each of the Company and its Subsidiaries has in effect all approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of or with all

     Governmental Entities, including all authorizations under Environmental Laws ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business and operations as now conducted, except for the failure to have such Permits that individually or in the aggregate is not reasonably likely to have a Material Adverse Effect.
     There has occurred no default under, or violation of, any such Permit, except for defaults under, or violations of, Permits that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect. The Merger, in and of itself, would not cause the revocation or cancelation of any such Permit that individually or in the aggregate is reasonably likely to have a Material Adverse Effect. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any Person, in each case with respect to the Company or any of its Subsidiaries or any of their respective properties, is pending or, to the Knowledge of the Company, threatened, other than, in each case, those the outcome of which individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

          (ii) Except for those matters disclosed in the Filed SEC Documents or those matters that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect: (A) each of the Company and its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws; (B) during the period of ownership or operation by the Company or its Subsidiaries of any of its currently or previously owned, leased or operated properties, there have been no Releases or threatened Releases of Hazardous Material in, on, under or affecting such properties or any surrounding site; (C) prior to the period of ownership or operation by the Company or its Subsidiaries of any of its currently or previously owned, leased or operated properties, to the Knowledge of the Company, no Hazardous Material was generated, treated, stored, disposed of, used, handled or manufactured at, or transported or disposed of at or from, such properties, and there were no Releases of Hazardous Material in, on, under or affecting any such property or any surrounding site; and (D) neither the Company nor its Subsidiaries have received any written notice of, or entered into or assumed by contract or operation of law any indemnification obligation, order, settlement or decree relating to: (1) any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws, (2) the response to or remediation of Hazardous Material at or arising from any of the Company's or its Subsidiaries' properties or any other properties or (3) payment for any response action relating to or remediation of Hazardous Material at or arising from any of the Company's or its Subsidiaries' properties or any other properties. The term "Environmental Laws" means any Federal, state or local, domestic or foreign, statute, law (including common law), ordinance, rule, regulation, Permit, consent, approval, license, judgment, order, decree or injunction relating to pollution or the protection of the environment or to human health or safety, including the Release (as defined in 42 U.S.C. (S) 9601(22)), threat of Release, generation, treatment, handling, storage, transport, disposal of or exposure to any Hazardous Materials. The term "Hazardous Material" means any pollutant, contaminant, hazardous, radioactive or toxic substance, material or waste (including petroleum, crude oil and any by-products and fractions thereof, asbestos, asbestos-containing material, medical or infectious waste) subject to regulation under any Environmental Law.

          (k)  Absence of Changes in Benefit Plans; Labor Relations.  Except as
               ------------------------------------------ ----------
     set forth on the Company Disclosure Schedule or as disclosed in the Filed SEC Documents, since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of its Subsidiaries of any collective bargaining agreement or any employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former officer, director or employee of the Company or any of its Subsidiaries (collectively, the "Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plans, or any change in the manner in which contributions to any Pension Plans are made or the basis on which such contributions are determined. Except as disclosed in the Filed SEC Documents, there exist no currently binding employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or its Subsidiaries and any current or former officer, director or employee of the Company or its Subsidiaries. There are no collective bargaining or other labor union agreements to which the Company or its Subsidiaries is a party or by which it is bound. Since January 1, 1998, neither the Company nor any of its Subsidiaries have encountered any labor union organizing activity, nor had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

          (l)  ERISA Compliance.  (i) Section 3.01(l)(i) of the Company
               -----------------
     Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans maintained, or contributed to, by the Company, its Subsidiaries or any Person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or
     (o) of the Code (a "Commonly Controlled Entity") for the benefit of any current or former officers, directors or employees of the Company and its Subsidiaries (including any such plans maintained for current or former foreign employees). The Company has made available to Parent true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (4) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan maintained or contributed to by the Company or any of its Subsidiaries has been administered in all material respects in accordance with its terms. The Company, its Subsidiaries and all the Benefit Plans maintained or contributed to by the Company or any of its Subsidiaries are all in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable laws, including laws of foreign jurisdictions.

          (ii) All Pension Plans maintained or contributed to by the Company or any of its Subsidiaries intended to be tax-qualified have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would adversely affect its qualification or materially increase its costs. All Pension Plans maintained or contributed to by the Company or any of its Subsidiaries required to have been approved by any foreign Governmental Entity have been so approved and no such approval has been revoked nor has any event occurred since the date of its most recent approval or application therefor that would materially affect its approval or materially increase its costs.

          (iii) Neither the Company nor any Commonly Controlled Entity has (1) maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA or (2) has any unsatisfied liability under Title IV of ERISA.

          (iv) With respect to any Benefit Plan maintained or contributed to by the Company or any of its Subsidiaries that is an employee welfare benefit plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to the Company on or at any time after the Effective Time.

          (v) Section 3.01(l)(v) of the Company Disclosure Schedule lists all Stock Options outstanding as of June 30, 1999, showing for each such option: (1) the number of shares of Company Common Stock issuable, (2) the number of vested shares, (3) the date of expiration and (4) the exercise price.

          (vi) Section 3.01(l)(vi) of the Company Disclosure Schedule lists all benefit or compensation plans, programs or policies which provide for any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan maintained or contributed to by the Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement or the Option Agreement.

          (m)  Taxes.  The Company and each of its Subsidiaries have timely
               ------
     filed all tax returns and reports required to be filed by it and have timely paid all taxes required to be paid by it, and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to pay or to have extensions granted that remain in effect individually or in the aggregate are not reasonably likely to have a Material Adverse Effect, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all material taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. No deficiencies for any material taxes have been proposed, asserted or assessed against the Company or its Subsidiaries, and no requests for waivers of the time to assess any such taxes are pending. The Federal income tax returns of the Company and each of its Subsidiaries consolidated in such returns have not been examined by the IRS. All assessments for taxes due with respect to any concluded litigation have been fully paid or have been adequately reserved on the Company's financial statements in accordance with GAAP. Neither the Company nor any of its Affiliates has taken or agreed to take any action or knows of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. The Benefit Plans and other Company employee compensation arrangements in effect as of the date of this Agreement have been designed so that the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any material amounts paid or payable by the Company or any of its Subsidiaries under any such plan or arrangement and, to the Knowledge of the Company, no fact or circumstance exists that is reasonably likely to cause such disallowance to apply to any such amounts. Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the

     Merger. As used in this Agreement, "taxes" shall include all Federal, state and local, domestic and foreign, income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect thereto.

          (n)  No Excess Parachute Payments.  No amount that could be received
               -----------------------------
     by (whether in cash or property or the vesting of property), or benefit provided to, any officer, director or employee of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). No such Person is entitled to receive any additional payment from the Company, the Surviving Corporation or any other Person (a "Parachute Gross Up Payment") in the event that the excise tax of Section 4999(a) of the Code is imposed on such Person. The Board of Directors of the Company has not granted to any officer, director or employee of the Company or any of its Subsidiaries any right to receive any Parachute Gross Up Payment. Section 3.01(n) of the Company Disclosure Schedule sets forth the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each disqualified individual (defined as set forth above) whose Stock Options will vest pursuant to their terms in connection with this Agreement or the Merger.

          (o)  Title to Properties.  (i)  Each of the Company and its
               --------------------
     Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not materially interfere with its ability to conduct its business as currently conducted. All such material assets and properties, other than assets and properties in which the Company or any of its Subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate would not materially interfere with the ability of the Company and its Subsidiaries to conduct their respective businesses as currently conducted.

          (ii) Each of the Company and its Subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such noncompliance or failure to be in full force and effect that individually or in the aggregate is not reasonably likely to have a Material Adverse Effect. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except for failures to do so that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

          (p)  Intellectual Property.  Each of the Company and its Subsidiaries
               ----------------------
     owns, or is validly licensed or otherwise has the right to use (without any obligation to make any fixed or contingent payments, including royalty payments) all patents, patent applications, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of the Company and its Subsidiaries taken as a whole. Section 3.01(p) of the Company Disclosure Schedule sets forth, as of the date hereof, a list of patents, trademarks and applications therefor owned by or licensed to the Company or any of its Subsidiaries, including all patents, trademarks and applications therefor that are material to the conduct of the business of the Company and its Subsidiaries taken as a whole. Except as set forth on the Company Disclosure Schedule, no claims are pending or, to the Knowledge of the Company, threatened that the Company or any of its Subsidiaries is infringing the rights of any Person with regard to any Intellectual Property Right which would be reasonably expected to have a Material Adverse Effect. To the Knowledge of the Company, no Person is infringing the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property Right which would be reasonably expected to have a Material Adverse Effect. Except as previously disclosed in the Filed SEC Documents or in the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has licensed, or otherwise granted, to any third party any rights in or to any Intellectual

     Property Rights which would reasonably be expected to have a Material Adverse Effect.

          (q)  Voting Requirements.  The affirmative vote of a majority of the
               --------------------
     votes cast by all holders of the outstanding shares of Company Common Stock entitled to vote thereon at the Shareholders Meeting or any adjournment or postponement thereof to adopt this Agreement (the "Shareholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

          (r)  State Takeover Statutes.  The Board of Directors of the Company
               ------------------------
     has approved the terms of this Agreement and the Option Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Option Agreement, and such approval represents all the action necessary to render inapplicable to this Agreement, the Option Agreement, the Merger and the other transactions contemplated by this Agreement and the Option Agreement, the provisions of Subchapters D (Section 2538), E, F, G, H, I and J of Chapter 25 of the PBCL to the extent, if any, such Subchapters would otherwise be applicable to this Agreement, the Option Agreement, the Merger and the other transactions contemplated by this Agreement and the Option Agreement. No other state takeover statute or similar statute or regulation applies to or purports to apply to this Agreement, the Option Agreement, the Merger or the other transactions contemplated by this Agreement or the Option Agreement.

          (s)  Brokers.  No broker, investment banker, financial advisor or
               --------
     other Person, other than Morgan Stanley & Co., Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the Persons to whom such fees are payable.

          (t)  Opinion of Financial Advisor.  The Company has received the
               -----------------------------
     opinion of Morgan Stanley & Co., Inc. dated the date hereof, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the holders of shares of Company Common Stock, a signed copy of which opinion has been or will promptly be delivered to Parent.

          (u)  Accounting Matters.  Neither the Company nor any of its
               -------------------
     Affiliates has taken or agreed to take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

          (v)  Distribution and Manufacturing Agreements.  The Company has made
               ------------------------------------------
     available to Parent all material contracts or agreements to which the Company or any of its Subsidiaries is a party relating to the distribution, sale, license, marketing or manufacturing by third parties of the Company's or its Subsidiaries' products or products licensed by the Company or its Subsidiaries. The Company has made available to Parent true and correct copies of all such contracts and agreements.

          (w)  Rights Agreement.  The Company has taken all actions necessary to
               -----------------
     cause the Rights Agreement dated as of September 26, 1998, between the Company and BankBoston, N.A., as rights agent (the "Rights Agreement") to be amended to (i) render the Rights Agreement inapplicable to this Agreement, the Option Agreement, the Merger and the other transactions contemplated by this Agreement and the Option Agreement, (ii) ensure that
     (y) none of Parent, Sub or any other Subsidiary of Parent is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement solely by virtue of the execution of this Agreement and the Option Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement and the Option Agreement and
     (z) a Distribution Date, a Triggering Event or a Stock Acquisition Date (as such terms are defined in the Rights Agreement) does not occur solely by reason of the execution of this Agreement and the Option Agreement, the consummation of the Merger or the consummation of the other transactions contemplated by this Agreement and the Option Agreement and (iii) provide that the Final Expiration Date (as defined in the Rights Agreement) shall occur immediately prior to the Effective Time.

          (x)  Supply. To the Knowledge of the Company, there are no
               -------
     circumstances or facts concerning third party suppliers of active ingredients, bulk product and finished product to the Company or any of its Subsidiaries that would have a Material Adverse Effect.

          (y)  Regulatory Compliance.  (i) As to each product subject to the
               ----------------------
     jurisdiction of the U.S. Food and Drug Administration ("FDA") under the Federal Food, Drug and Cosmetic Act and the regulations thereunder ("FDCA") (each such product, a "Pharmaceutical Product") that is manufactured, tested, distributed and/or marketed by the Company or any of its Subsidiaries, such Pharmaceutical Product is being manufactured, tested, distributed and/or marketed in substantial compliance with all applicable requirements under FDCA and similar Legal Provisions, including those relating to investigational use, premarket clearance, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security, except where the failure to be in compliance is not reasonably likely to have a Material Adverse Effect. Except as disclosed in the Filed SEC Documents or in the Company Disclosure Schedule, neither the Company nor its Subsidiaries has received any notice or other communication from the FDA or any other Governmental Entity (A) contesting the premarket clearance or approval of, the uses of or the labeling and promotion of any of the Company's or its Subsidiaries' products or (B) otherwise alleging any violation of any Legal Provision by the Company or its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

          (ii) No Pharmaceutical Products have been recalled, withdrawn, suspended or discontinued by the Company or any of its Subsidiaries in the United States or outside the United States (whether voluntarily or otherwise) since January 1, 1998. No proceedings in the United States and outside of the United States of which the Company has Knowledge (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Pharmaceutical Product are pending against the Company or any of its Subsidiaries, nor have any such proceedings been pending at any time since January 1, 1998 which would reasonably be expected to have a Material Adverse Effect.

          (iii) As to each biological or drug of the Company or its Subsidiaries for which a biological license application, new drug application, investigational new drug application or similar state or foreign regulatory application has been approved, the Company and its Subsidiaries are in substantial compliance with 21 U.S.C. (S)(S) 355 or 21 C.F.R. Parts 312, 314, or 430
     et seq., respectively, and similar Legal Provisions and all terms and
     -- ----
     conditions of such applications, except where the failure to be in compliance is not reasonably likely to have a Material Adverse Effect. As to each such drug, the Company and any relevant Subsidiary, and the officers, employees or agents of the Company or such Subsidiary have included in the application for such drug, where required, the certification described in 21 U.S.C. (S) 335a(k)(1) or any similar Legal Provision and the list described in 21 U.S.C. (S) 335a(k)(2) or any similar Legal Provision, and such certification and such list was in each case true and accurate when made and remained true and accurate thereafter, except in the case where the failure of such application to be true and accurate would not reasonably be expected to have a Material Adverse Effect. In addition, the Company and its Subsidiaries are in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. (S) 360 and 21 C.F.R. Part 207 and all similar Legal Provisions.

          (iv) Each article of any biological or drug manufactured and/or distributed by the Company or any of its Subsidiaries is not adulterated within the meaning of 21 U.S.C. (S) 351 (or similar Legal Provisions) or misbranded within the meaning of 21 U.S.C. (S) 352 (or similar Legal Provisions), and is not a product that is in violation of 21 U.S.C. (S) 355 (or similar Legal Provisions), except where such failure in compliance with the foregoing would not reasonably be expected to have a Material Adverse Effect.

          (v) Neither the Company, nor any Subsidiary, nor any officer, employee or agent of either the Company or any Subsidiary has made an untrue statement of a material fact or fraudulent statement to the FDA or other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company nor any Subsidiary, nor any officer, employee or agent of either the Company or any Subsidiary, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. (S) 335a(a) or any similar Legal Provision or authorized by 21 U.S.C. (S) 335a(b) or any similar Legal Provision.

          (vi) Except as disclosed in the Filed SEC Documents, neither the Company nor any Subsidiary has received any written notice that the FDA or any other Governmental Entity has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any product of the Company or any Subsidiary, or commenced, or overtly threatened to initiate, any action to enjoin production at any facility of the Company or any Subsidiary which would reasonably be expected to have a Material Adverse Effect.

          SECTION 3.02.  Representations and Warranties of Parent and Sub.
                         -------------------------------------------------
Except as set forth on the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Sub represent and warrant to the Company as follows:

          (a)  Organization, Standing and Corporate Power.  Each of Parent and
               -------------------------------------------
     Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate is not reasonably likely to have a material adverse effect on Parent. Parent has made available to the Company complete and correct copies of its Restated Certificate of Incorporation and Bylaws and the Articles of Incorporation and Bylaws of Sub, in each case as amended to the date hereof.

          (b)  Authority; Noncontravention.  Each of Parent and Sub has all
               ----------------------------
     requisite corporate power and authority to enter into this Agreement (and, in the case of Parent, the Option Agreement), and to consummate the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Option Agreement). The execution and delivery of this

     Agreement (and, in the case of Parent, the Option Agreement) and the consummation of the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Option Agreement) have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement (and, in the case of Parent, the Option Agreement) or to consummate the transactions contemplated hereby (or, in the case of Parent, those contemplated by the Option Agreement). This Agreement (and, in the case of Parent, the Option Agreement) has been duly executed and delivered by Parent and Sub, as applicable, and, assuming the due authorization, execution and delivery by each of the other parties thereto, constitute legal, valid and binding obligations of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms. The execution and delivery of this Agreement and the Option Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and the Option Agreement and compliance with the provisions of this Agreement and the Option Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Sub under (i) the Restated Certificate of Incorporation or Bylaws of Parent or the Articles of Incorporation or Bylaws of Sub, (ii) any loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license applicable to Parent or Sub or their respective properties or assets or
     (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case applicable to Parent or Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate are not reasonably likely to have a material adverse effect on Parent. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filings with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub (and, in the case of Parent, the Option Agreement) or the consummation by Parent and Sub of the Merger or the other transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Option Agreement), except for (1) the filing of a premerger notification and report form under the HSR Act and any applicable filings and approvals under similar foreign antitrust laws and regulations, (2) the filing with the SEC of (A) the Form S-4 and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement or the Option Agreement and the transactions contemplated by this Agreement or the Option Agreement, (3) the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws, (4) filings with the NYSE and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate, is not reasonably likely to have a material adverse effect on Parent.

          (c)  Parent SEC Documents.  Parent has filed all reports, schedules,
               ---------------------
     forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by Parent since December 30, 1997 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d)  Information Supplied.  None of the information supplied or to be
               ---------------------
     supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4.

          (e)  Accounting Matters.  Neither Parent nor any of its Affiliates has
               -------------------
     taken or agreed to take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

          (f)  Tax Matters.  Neither Parent, Sub nor any Affiliate of Parent has
               ------------
     taken or agreed to take any action or knows of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (g)  Interim Operations of Sub.  Sub was formed solely for the purpose
               --------------------------
     of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          (h)  Parent Shareholder Approval.  This Agreement and the transactions
               ----------------------------
     contemplated hereby, including the issuance of shares of Parent Common Stock pursuant to Article II hereof, does not require the approval of the holders of Parent Common Stock.

          (i)  Parent Common Stock.  All outstanding shares of Parent Common
               --------------------
     Stock are, and all shares of Parent Common Stock which may be issued pursuant to this Agreement shall be when issued duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

          (j)  PBCL Section 258.  Other than by reason of this Agreement or the
               -----------------
     transactions contemplated hereby, neither Parent nor Sub is an "interested shareholder" (as defined in Section 258 of the PBCL) of the Company.

          (k)  Brokers.  No broker, investment banker, financial advisor or
               --------
     other Person, other than J. P. Morgan & Co. Inc., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisors or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.


                                   ARTICLE IV

                   Covenants Relating to Conduct of Business
                   -----------------------------------------

          SECTION 4.01.  Conduct of Business.  (a)  Conduct of Business by the
                         --------------------       --------------------------
Company.  During the period from the date of this Agreement to the Effective
--------
Time, the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them with the intention that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property), in respect of, any of its capital stock, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of shares of Company Common Stock upon the exercise of Stock Options outstanding on the date hereof and in accordance with their terms on the date hereof or (y) the issuance of shares of Company Common Stock pursuant to the Option Agreement), or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units;

          (iii) amend its Amended and Restated Articles of Incorporation or Bylaws or other comparable charter or organizational documents;

          (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing assets of, or by any other manner, any Person or division, business or equity interest of any Person or (y) any assets which, individually, are in excess of $1,000,000, except for purchases of raw materials or supplies in the ordinary course of business consistent with past practice;

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), except sales of inventory in the ordinary course of business consistent with past practice;

          (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice or (y) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business or to or in any direct or indirect wholly owned Subsidiary of the Company;

          (vii) except for projects already approved, make or agree to make any new capital expenditure or expenditures (including leases and in-licenses), or enter into any agreement or agreements providing for payments which, individually, are in excess of $1,000,000;

          (viii) (w) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (x) cancel any indebtedness, (y) waive or assign any claims or rights of substantial value or (z) waive any benefits of, or agree to modify in any respect (A) any standstill or similar agreements to which the Company or any of its Subsidiaries is a party or (B) other than in the ordinary course of business, any confidentiality or similar agreements to which the Company or any of its Subsidiaries is a party;

          (ix) (A) except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which the Company or any of its Subsidiaries is a party or (B) modify, amend or terminate the Sales and Distribution Agreement between the Company and Eli Lilly and Company dated July 15, 1992, as amended, or the Distribution Agreement by and between the Company and Schering-Plough, Ltd. dated as of April 3, 1998;

          (x) enter into any contracts, agreements, binding arrangements or understandings relating to the distribution, sale, license, marketing or manufacturing by third parties of the Company's or its Subsidiaries' products or products licensed by the Company or its Subsidiaries, other than pursuant to any such contracts, agreements, arrangements or understandings currently in place (that have been disclosed in writing to Parent prior to the date hereof) in accordance with their terms as of the date hereof;

          (xi) except as otherwise contemplated by this Agreement or as required to comply with applicable law, (A) adopt, enter into, terminate or amend in any material respect (I) any collective bargaining agreement or Benefit Plan or (II) any other agreement, plan or policy involving the Company or its Subsidiaries, and one or more of its current or former directors, officers or employees, (B) increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus to, any current or former officer, director or employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of the Company or its Subsidiaries), (C) pay any benefit or amount not required under any Benefit Plan or any other benefit plan or arrangement of the Company or its Subsidiaries as in effect on the date of this Agreement, (D) increase in any manner the severance or termination pay of any current or former director, officer or employee, (E) enter into or amend any employment, deferred compensation, consulting, severance, termination or indemnification agreement, arrangement or understanding with any current or former employee, officer or director, (F) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, "phantom" stock, stock appreciation rights, "phantom" stock rights stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder),
     (G) amend or modify any Stock Option, (H) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan, (I) take any action to accelerate the vesting of payment of any compensation or benefit under any Benefit Plan or (J) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plan or change the manner in which contributions to any Pension Plan are made or the basis on which such contributions are determined;

          (xii) except as otherwise contemplated by this Agreement, enter into any agreement of a nature that would be required to be filed as an exhibit to Form 10-K under the Exchange Act, other than contracts for the sale of the Company's or its Subsidiaries' products in the ordinary course of business;

          (xiii) except as required by GAAP, make any change in accounting methods, principles or practices;

          (xiv) transfer or license to any Person or otherwise extend, amend or modify any rights to the Intellectual Property Rights of the Company and its Subsidiaries; or

          (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b)  Other Actions.  The Company and Parent shall not, and shall not
               --------------
permit any of their respective Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement or the Option Agreement that are qualified by materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in
Article VI not being satisfied.

          (c)  Advice of Changes.  The Company and Parent shall promptly advise
               -----------------
the other party orally and in writing of (i) any representation or warranty made by it (and, in the case of Parent, made by Sub) contained in this Agreement or the Option Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation of warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure of it (and, in the case of Parent, by Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the Option Agreement; provided, however,
                                                              --------  -------
that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement or the Option Agreement.

          (d)  Certain Tax Matters.  From the date hereof until the Effective
               --------------------
Time, (i) the Company and its Subsidiaries will file all material tax returns and reports ("Post-Signing Returns") required to be filed by it (after taking into account any extensions); (ii) the Company and its Subsidiaries will timely pay all material taxes due and payable with respect to such Post-Signing Returns that are so filed; (iii) the Company and its Subsidiaries will make provision for all material taxes payable by the Company or such Subsidiary for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company will promptly notify Parent of any action, suit, proceeding, claim or audit (collectively, "Actions") pending against or with respect to the Company or its Subsidiaries in respect of any tax where there is a reasonable possibility of a determination or decision which is reasonably likely to have a Material Adverse Effect on the Company's tax liabilities or tax attributes and will not settle or compromise any such Action without Parent's prior written consent; and (v) the Company and its Subsidiaries will not make any material tax election without Parent's prior written consent.

          SECTION 4.02.  No Solicitation.  (a)  The Company shall not, nor shall
                         ----------------
it authorize or permit any of its Subsidiaries, any of their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other advisor or representative retained by it or its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any action designed to facilitate, any inquiries or the making of a proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal or
(ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, at any time after 6 months from the date
          --------  -------
hereof, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that failure to do so would result in a reasonable likelihood of a failure to discharge its fiduciary duties under applicable law, the Company may, in response to a Superior Proposal that was unsolicited or that did not otherwise result from a breach of this Section 4.02(a), and subject to providing prompt written notice of its decision to take such action to Parent (the "Company Notice") and compliance with Section 4.02(c), (x) furnish information with respect to the Company to the Person making the Superior Proposal pursuant to a customary and reasonable confidentiality agreement and (y) participate in discussions or negotiations regarding such Superior Proposal.

          (b) Neither the Company, nor the Board of Directors of the Company nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger. Neither the Company, nor the Board of Directors of the Company nor any committee thereof shall at any time prior to the date that is 6 months after the date hereof, without the prior written consent of Parent in its sole discretion, (i) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover

Proposal, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (iii) (x) redeem the Rights, (y) waive or amend any provisions of the Rights Agreement or (z) take any action with respect to, or make any determination under, the Rights Agreement, in any such case to permit or facilitate the consummation of a Takeover Proposal. Notwithstanding the foregoing, at any time after 6 months from the date hereof, in response to a Superior Proposal which was not solicited by the Company and which did not otherwise result from a breach of Section 4.02(a), the Board of Directors of the Company may (subject to this sentence and the definition of the term "Superior Proposal") terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into any Acquisition Agreement with respect to any Superior Proposal), but only at a time that is after 6 months from the date hereof and is after the fifth Business Day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company is prepared to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal.

          (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company promptly shall advise Parent orally and in writing of any request for information or of any Takeover Proposal, or any inquiry with respect to or which could lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the Person making any such request, Takeover Proposal or inquiry. The Company will keep Parent informed of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

          (d) Nothing contained in this Section 4.02 shall prohibit the Company from (x) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (y) making any disclosure to the Company's shareholders if, in the good faith judgment of the majority of the members of the Board of Directors of the Company, after consultation with outside counsel, failure to so disclose would constitute a violation of the Federal securities laws or result in a reasonable likelihood that the Board of Directors of the Company would breach its fiduciary duty to the Company under applicable law; provided, however, that neither the Company nor its Board of
                --------  -------
Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal (it being understood that disclosure by the Company of its receipt of a Takeover Proposal or its determination that a Takeover Proposal is a Superior Proposal shall not constitute a withdrawal or modification of such position or an approval or recommendation of such Takeover Proposal).


                                   ARTICLE V

                             Additional Agreements
                             ---------------------

          SECTION 5.01.  Preparation of the Form S-4 and the Proxy Statement;
                         ----------------------------------- ----------------
Shareholders Meeting.  (a)  As soon as practicable following the date of this
---------------------
Agreement, the Company and Parent shall prepare and the Company shall file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, or the Proxy Statement will be made by the Company, without providing the other party the opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company.

          (b) The Company will, as soon as reasonably practicable, establish a record date following the date of this Agreement for, duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders Meeting") for the purpose of obtaining the Shareholder Approval. The Company will, through its Board of Directors, recommend to its shareholders adoption of this Agreement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first and second sentences of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal.

          SECTION 5.02.  Letters of the Company's Accountants.  (a)  The Company
                         -------------------------------------
shall use its reasonable efforts to cause to be delivered to Parent two letters from KPMG LLP, the Company's independent public accountants, one dated a date within two Business Days before the date on which the Form S-4 shall become effective and one dated a date within two Business Days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          (b) The Company shall use its reasonable efforts to cause to be delivered to Parent a letter from KPMG LLP, addressed to Parent and the Company, dated as of the Closing Date, stating that (i) KPMG LLP concurs with the Company management's conclusion that, subject to customary qualifications, the Company meets the requirements to be a party to a pooling of interests transaction for financial reporting purposes under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations and (ii) the basis for such a concurrence is KPMG LLP's belief that the criteria for such accounting treatment have been met.

          SECTION 5.03.  Letters of Parent's Accountants.  (a)  Parent shall use
                         --------------------------------
its reasonable efforts to cause to be delivered to the Company two letters from PricewaterhouseCoopers LLP, Parent's independent public accountants, one dated a date within two Business Days before the date on which the Form S-4 shall become effective and one dated a date within two Business Days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          (b) Parent shall use its reasonable efforts to cause to be delivered to the Company a letter from PricewaterhouseCoopers LLP, addressed to the Company and Parent, dated as of the Closing Date, stating that (i) PricewaterhouseCoopers LLP concurs with Parent's management's conclusion that, subject to customary qualifications, the Merger qualifies for pooling of interests treatment for financial reporting purposes under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations and (ii) the basis for such a concurrence is PricewaterhouseCoopers LLP's belief that the criteria for such accounting treatment have been met.

          SECTION 5.04.  Access to Information; Confidentiality.  (a)  Subject
                         ---------------------------------------
to the Confidentiality Agreement dated as of March 19, 1999, between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement"), the Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of United States Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Except as required by law, Parent will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information received from the Company, directly or indirectly, in accordance with the Confidentiality Agreement.

          (b) Subject to the Confidentiality Agreement, Parent agrees to provide to the Company, from time to time prior to the date on which Shareholder Approval is obtained, such information as the Company shall reasonably request to evaluate Parent and its business, financial condition, operations and prospects. Except as provided by law, the Company will hold, and will cause its officers and employees to hold, any nonpublic information received from Parent, directly or indirectly, in accordance with the Confidentiality Agreement.

          SECTION 5.05.  Reasonable Efforts.  Upon the terms and subject to the
                         -------------------
conditions set forth in this Agreement, each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Option Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity,
(iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Option Agreement or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Option Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall (1) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Option Agreement, the Merger or any of the other transactions contemplated by this Agreement and the Option Agreement and (2) if any state takeover statute or similar statute becomes applicable to this Agreement, the Option Agreement, the Merger or any other transactions contemplated by this Agreement or the Option Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Option Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Option Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Option Agreement, the Merger and the other transactions contemplated by this Agreement and the Option Agreement. Nothing in this Agreement shall be deemed to require Parent to agree to, or proffer to, divest or hold separate any assets or any portion of any business of Parent, the Company or any of their respective Subsidiaries.

          SECTION 5.06.  Stock Options.  (a)  As soon as practicable following
                         --------------
the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

          (i) adjust the terms of all outstanding options to purchase shares of Company Common Stock (the "Stock Options") granted under any plan or arrangement providing for the grant of options to purchase shares of Company Common Stock to current or former officers, directors, employees or consultants of the Company or its Subsidiaries (the "Company Stock Plans"), whether vested or unvested, as necessary to provide that, at the Effective Time, each Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under the Stock Option, the number of shares of Parent Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Company Common Stock subject to such Stock Option by the Exchange Ratio, at a price per share of Parent Common Stock equal to (A) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (B) the aggregate number of shares of Parent Common Stock deemed purchasable pursuant to such Stock Option (each, as so adjusted, an "Adjusted Option"); provided that such exercise price shall be rounded up
                         --------
     to the nearest whole cent; and

          (ii) make such other changes to the Company Stock Plans as Parent and the Company may agree are appropriate to give effect to the Merger.

          (b) The adjustments provided herein with respect to any Stock Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

          (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Parent shall assume the Company Stock Plans, with the result that all obligations of the Company under the Company Stock Plans, including with respect to Stock Options outstanding at the Effective Time, shall be obligations of Parent following the Effective
Time.   Prior to the Effective Time, Parent shall take all necessary actions
(including, if required to comply with Section 162(m) of the Code (and the regulations thereunder) or applicable law or rule of the NYSE, obtaining the approval of its shareholders at the next regularly scheduled annual meeting of Parent following the Effective Time) for the assumption of the Company Stock Plans, including the reservation, issuance and listing of Parent Common Stock in a number at least equal to the number of shares of Parent Common Stock that will be subject to the Adjusted Options.

          (d) As soon as practicable following the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options or any unsettled awards granted under the Company Stock Plans after the Effective Time, may remain outstanding.

          (e) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Stock Options and that such Stock Options and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Merger).

          (f) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Parent, together with the consideration therefor and the United States Federal withholding tax information, if any, required in accordance with the related Company Stock Plan.

          (g) Except as otherwise contemplated by this Section 5.06 and except to the extent required under the respective terms of the Stock Options, all restrictions or limitations on transfer and vesting with respect to Stock Options awarded under the Company Stock Plans or any other plan, program or arrangement of the Company or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Parent as set forth above.

          SECTION 5.07.  Indemnification, Exculpation and Insurance.
                         -------------------------------------------
(a) Parent agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in the Amended and Restated Articles of Incorporation, the Bylaws or any indemnification agreement between such directors or officers and the Company (in each case, as in effect on the date hereof) shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

          (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation shall expressly assume the obligations set forth in this
Section 5.07. In the event the Surviving Corporation transfers any material portion of its assets, in a single transaction or in a series of transactions, Parent will either guarantee the indemnification obligations referred to in
Section 5.07(a) or take such other action to insure that the ability of the Surviving Corporation, legal and financial, to satisfy such indemnification obligations will not be diminished in any material respect.

          (c) For six years after the Effective Time, Parent shall maintain in effect the Company's current officers' and directors' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time, covering each Person currently covered by the Company's officers' and directors' liability insurance policy (a copy of which has been heretofore delivered to Parent), on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that Parent may
                                                        --------
substitute therefor policies of Parent containing terms with respect to coverage and amount no less favorable to such directors and officers; provided, however,
                                                             --------  -------
that in satisfying its obligation under this Section 5.07(c) Parent shall not be obligated to pay premiums in excess of 200% of the amount per annum paid by the Company in its last full fiscal year; and provided further that Parent shall
                                          -------- -------
nevertheless be obligated to provide such coverage as may be obtained for such 200% amount.

          (d) The provisions of this Section 5.07 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

          SECTION 5.08.  Fees and Expenses.  (a)  Except as provided below, all
                         ------------------
fees and expenses incurred in connection with this Agreement, the Option Agreement, the Merger and the other transactions contemplated by this Agreement and the Option Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and the Company shall bear and pay one-half of (i) the costs and expenses incurred in connection with filing, printing and mailing the Proxy Statement and the Form S-4 and (ii) the filing fees for the premerger notification and report forms under the HSR Act and any similar foreign antitrust laws.

          (b) In the event that (1) a bona fide Takeover Proposal shall have been publicly disclosed or has been made directly to the Company's shareholders or any Person has announced an intention (whether or not conditional) to make a bona fide Takeover Proposal and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) or 7.01(b)(iii) or
(2) this Agreement is terminated (x) by the Company pursuant to Section 7.01(f) or (y) by Parent pursuant to Section 7.01(e), then the Company shall promptly, but in no event later than the date of such termination, pay Parent a fee equal to $125 million (the "Termination Fee"), payable by wire transfer of same day funds; provided, however, that no
                                            --------  -------
Termination Fee shall be payable to Parent pursuant to a termination by Parent pursuant to clause (1) of this paragraph (b) unless and until within 12 months after such termination the Company enters into any Acquisition Agreement with respect to, or consummates, any Takeover Proposal, in which event the Termination Fee shall be payable upon the first to occur of such events. The Company acknowledges that the agreements contained in this Section 5.08(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement.

          (c) The Company acknowledges and agrees that in the event of a breach of Section 4.02, the payment of the Termination Fee shall not constitute the exclusive remedies available to Parent and Sub, and that Parent and Sub shall be entitled to the remedies set forth in Section 8.09, including injunction and specific performance, and all other remedies available at law or in equity to which Parent or Sub are entitled.

          SECTION 5.09.  Public Announcements.  Parent and the Company will
                         ---------------------
consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger and the Option Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Option Agreement shall be in the form heretofore agreed to by the parties.

          SECTION 5.10.  Affiliates.  (a)  As soon as practicable after the date
                         -----------
hereof, the Company shall deliver to Parent a letter identifying all Persons who are at the time this Agreement is submitted for adoption by the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. The Company shall use its reasonable efforts to cause each such Person to deliver to Parent at least 30 days prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

          (b) Parent shall use reasonable efforts to cause all Persons who are, in Parent's reasonable judgment, "affiliates" of Parent for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to comply with the fourth paragraph of Exhibit A hereto.

          SECTION 5.11.  Stock Exchange Listing.  To the extent Parent does not
                         -----------------------
issue treasury shares in the Merger which are already listed, Parent shall use its reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. The Company shall use its reasonable efforts to cause the shares of Company Common Stock to be issued pursuant to the Option Agreement to be approved for quotation on Nasdaq, as promptly as practicable after the date hereof, and in any event prior to the earlier of (x) the Closing Date or (y) termination of this Agreement under circumstances where the Option issued pursuant to the Option Agreement is or may become exercisable by Parent.

          SECTION 5.12.  Pooling of Interests.  Each of the Company and Parent
                         ---------------------
will use reasonable efforts to cause the Merger to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of the Company's and Parent's independent public accountants, and by the SEC, respectively (including the amendment of the Company Stock Plans set forth on Section 5.12(a) of the Company Disclosure Schedule to eliminate, subject to consummation of the Merger, any limited stock appreciation rights outstanding thereunder and the amendment of employee severance agreements of the Company or any of its Subsidiaries as set forth on Section 5.12(b) of the Company Disclosure Schedule), and each of the Company and Parent agrees that it will voluntarily take no action that would cause such accounting treatment not to be obtained.

          SECTION 5.13.  Tax Treatment.  Each of Parent and the Company shall
                         --------------
use reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and to obtain the opinion of counsel referred to in Section 6.03(c), including by executing the letters of representation referred to therein.

          SECTION 5.14.  Shareholder Litigation.  The Company shall give Parent
                         -----------------------
the opportunity to participate, on an advisory basis, in the defense of any shareholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement or the Option Agreement.

          SECTION 5.15.  Rights Agreement.  The Board of Directors of the
                         -----------------
Company shall take all further action (in addition to that referred to in Section 3.01(w)) requested in writing by Parent in order to render the rights (the "Rights") issued pursuant to the Rights Agreement to purchase Series A Preferred Stock of the Company, inapplicable to the Merger and the other transactions contemplated by this Agreement and the Option Agreement. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement and the Option Agreement, the Board of Directors of the Company shall not, without the prior written consent of Parent, (a) amend the Rights Agreement or (b) take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the Rights or any action to facilitate a Takeover Proposal.

          SECTION 5.16.  Convertible Debentures.  (a)  The Company shall
                         -----------------------
deliver, or shall cause to be delivered, in accordance with the terms of the Indenture dated as of February 20, 1998 (the "Indenture"), between the Company and United States Trust Company of New York, as trustee (the "Trustee"), relating to the Convertible Debentures, to the Trustee and to each Debentureholder (as defined in the Indenture) as promptly as possible after the date hereof but in no event less than 15 days prior to the Effective Time, the notice required by Section 15.10 of the Indenture.

          (b) The Company shall, as promptly as possible after the Effective Time, execute a supplemental indenture to the Indenture, that shall give effect to the provisions of Sections 3.5(e) and 15.6 of the Indenture. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Debentureholder within 20 days after the execution thereof in accordance with the terms of Section 15.6 of the Indenture.

          (c) The Company shall take all such further actions as may be necessary to comply with all of the terms and conditions of the Indenture.

          SECTION 5.17.  Employee Matters.  (a)  For a period of no less than
                         -----------------
one year after the Effective Time, Parent shall provide, or cause to be provided, employee pension and welfare benefits and fringe benefits set forth on Section 5.17(a) of the Company Disclosure Schedule to employees of the Company or its Subsidiaries that are not materially less favorable in the aggregate than the benefits provided to such employees by the Company and its Subsidiaries immediately before the Effective Time.

          (b) Neither the Company nor its Subsidiaries shall take any action on or prior to the Effective Time in relation to any contract or understanding with any European-based employees that could result in any liability for redundancy or unfair dismissal as of the Effective Time.

          (c) The Company and its Subsidiaries shall comply with all obligations to notify and consult with recognized employee representatives in connection with the transactions contemplated by this Agreement.

          (d) Prior to the Effective Time, the Company shall take all such steps as may be required to cause the transactions contemplated by Section 5.06 and any other dispositions of Company equity securities (including derivative securities) in connection with this Agreement or the transactions contemplated hereby by each individual who is a director or officer of the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the interpretive letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

          (e) With respect to any benefit plan for which Parent or its Subsidiaries file a Form 5500 and with respect to Parent's vacation program, Parent shall, and shall cause the Surviving Corporation to, recognize such employee's service with the Company and its Subsidiaries prior to the Effective Time for purposes of such plan; provided; however, (i) Parent shall not be
                                --------  -------
required to recognize such service under its short-term disability, retiree medical and retiree life insurance benefit plans, (ii) under Parent's defined benefit pension plan, such service shall be recognized for purposes of eligibility and vesting but not for benefit accrual purposes, (iii) no provision hereunder shall be construed to reduce the annual number of vacation days (as determined under the terms of the vacation program of the Company and its Subsidiaries immediately prior to the Effective Time) which such employee would be eligible to receive on or after the Effective Time, and (iv) no provision hereunder shall be construed to require Parent or any of its Subsidiaries to provide any such benefit on or after the Effective Time.

          (f) Except as otherwise provided in Section 5.12, Parent and Sub agree to honor and to cause the Surviving Corporation to honor, in accordance with their terms, and to make required payments when due under, all Benefit Plans maintained or contributed to by the Company or any of its Subsidiaries (including employment, incentive and severance agreements and arrangements), that are applicable with respect to any director, officer or employee or former director, officer or employee of the Company or any of its Subsidiaries; provided, however, that the foregoing shall not preclude Parent or the Surviving
--------  -------
Corporation from amending or terminating any such Benefit Plan in accordance with its terms. Parent acknowledges that consummation of the Merger shall constitute a "Change in Control" for purposes of each Benefit Plan in which such concept is relevant, but only to the extent disclosed on Section 5.17(f) of the Company Disclosure Schedule.

          (g) With respect to any welfare plan in which employees of the Company and its Subsidiaries are eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees to the extent such conditions were satisfied under the welfare plans of the Company and its Subsidiaries prior to the Effective Time, and (ii) provide each such employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

          (h) It is Parent's intention that within 30 days after the date of this Agreement, Parent shall deliver to up to ten employees of the Company or its Subsidiaries (as designated by the chief executive officer of the Company as soon as practicable following the date of this Agreement), a summary description of base salary and other compensation terms for each such employee following the Effective Time.


                                   ARTICLE VI

                              Conditions Precedent
                              --------------------

          SECTION 6.01.  Conditions to Each Party's Obligation to Effect the
                         ---------------------------------------------------
Merger.  The respective obligation of each party to effect the Merger is subject
-------
to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)  Shareholder Approval.  The Shareholder Approval shall have been
               ---------------------
     obtained.

          (b)  NYSE Listing.  The shares of Parent Company Stock issuable to the
               -------------
     Company's shareholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (c)  HSR Act.  The waiting period (and any extension thereof)
               --------
     applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (d)  No Injunctions or Restraints.  No temporary restraining order,
               -----------------------------
     preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect
     (i) preventing the consummation of the Merger or (ii) which otherwise is reasonably likely to have a Material Adverse Effect or to have a material adverse effect on Parent; provided, however, that each of the parties that
                               --------  -------
     have used its reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

          (e)  Form S-4.  The Form S-4 shall have become effective under the
               ---------
     Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (f)  Pooling Letters.  Parent and the Company shall have received
               ----------------
     letters from KPMG LLP and PricewaterhouseCoopers LLP, dated as of the Closing Date, in each case, addressed to Parent and the Company, stating in substance the matters to be stated by KPMG LLP and PricewaterhouseCoopers LLP, pursuant to Sections 5.02(b) and 5.03(b), respectively.

          SECTION 6.02.  Conditions to Obligations of Parent and Sub.  The
                         ----------------------------------- --------
obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)  Representations and Warranties.  The representations and
               -------------------------------
     warranties of the Company contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date; provided, that if any such
                                         --------
     representations and warranties shall not be true and correct (for this purpose excluding any qualification or limitation as to materiality or Material Adverse Effect), then the condition contained in this Section 6.02(a) shall nevertheless be deemed satisfied if the cumulative effect of all inaccuracies of such representations and breaches of such warranties shall not be or have a Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (b)  Performance of Obligations of the Company. The Company shall have
               ------------------------------------------
     performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c)  Letters from Company Affiliates.  Parent shall have received from
               --------------------------------
     each Person named in the letter referred to in Section 5.10(a) an executed copy of an agreement substantially in the form of Exhibit A hereto.

          (d)  No Governmental Litigation.  There shall not be pending or
               ---------------------------
     imminently threatened any suit, action or proceeding by any Governmental Entity, (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger, or seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Sub or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company, (ii) seeking to prohibit or materially limit the ownership or operation by the Company or its Subsidiaries, Parent or any of Parent's Subsidiaries of any material portion of any business or of any assets of the Company, Parent or any of Parent's Subsidiaries, or to compel the Company, Parent or any of Parent's Subsidiaries to divest or hold separate any material portion of any business or of any assets of the Company, Parent or any of their respective Subsidiaries, as a result of the Merger or (iii) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company or its Subsidiaries.

          SECTION 6.03.  Conditions to Obligation of the Company.  The
                         ----------------------------------------
obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)  Representations and Warranties.  The representations and
               -------------------------------
     warranties of Parent and Sub contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date; provided, that if any such representations and warranties
                   --------
     shall not be true and correct (for this purpose excluding any qualification or limitation as to materiality or material adverse effect), then the condition contained in this Section 6.03(a) shall nevertheless be deemed satisfied if the cumulative effect of all inaccuracies of such representations and breaches of such warranties shall not be or have a material adverse effect on Parent. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (b)  Performance of Obligations of Parent and Sub. Parent and Sub
               ---------------------------------------------
     shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (c)  Tax Opinion.  The Company shall have received from Skadden, Arps,
               ------------
     Slate, Meagher & Flom LLP, tax counsel to the Company, on the Closing Date, an opinion dated as of the Closing Date and stating that the Merger will be treated for United States Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code and that Parent, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of customary representation letters from each of the Company and Parent in substantially the same form as Exhibits B and C, respectively.

          SECTION 6.04.  Frustration of Closing Conditions.  None of the
                         ----------------------------------
Company, Parent or Sub may rely on the failure of any condition set forth in
Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement and the Option Agreement, as required by and subject to Section 5.05.


                                  ARTICLE VII

                       Termination, Amendment and Waiver
                       ---------------------------------

          SECTION 7.01.  Termination.  This Agreement may be terminated at any
                         ------------
time prior to the Effective Time, whether before or after the Shareholder
Approval:

          (a)  by mutual written consent of Parent, Sub and the Company;

          (b)  by either Parent or the Company:

               (i) if the Merger shall not have been consummated by the date that is 9 months after the date hereof for any reason; provided,
                                                                 --------
          however, that the right to terminate this Agreement under this Section
          -------
          7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date;

               (ii) if any Restraint having any of the effects set forth in
          Section 6.01(d) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this
                         --------
          Agreement pursuant to this Section 7.01(b)(ii) shall have used reasonable efforts to prevent the entry of and to remove such Restraint; or

               (iii) if the Shareholder Approval shall not have been obtained at the Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

          (c) by the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b), and (B) is incapable of being cured by Parent within 30 calendar days following receipt of written notice of such breach or failure to perform from the Company;

          (d) by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b), and (B) is incapable of being cured by the Company within 30 calendar days following receipt of written notice of such breach or failure to perform from Parent;

          (e) by Parent, if the directors of the Company shall have (i) withdrawn, modified or changed the approval or recommendation of the Board of Directors of the Company or any committee thereof of this Agreement or the Merger in a manner adverse to Parent or Sub, (ii) approved or recommended to the shareholders of the Company a Takeover Proposal or (iii) approved or recommended that the shareholders of the Company tender their shares of Company Common Stock into any tender offer or exchange offer that is a Takeover Proposal or is related thereto (it being understood that disclosure by the Company of its receipt of a Takeover Proposal or its determination that a Takeover Proposal constitutes a Superior Proposal as permitted under Section 4.02(d) shall not constitute grounds for termination of this Agreement by Parent pursuant to this Section 7.01(e)); or

          (f) after six months from the date hereof, by the Company in accordance with Section 4.02(b).

          SECTION 7.02.  Effect of Termination.  In the event of termination of
                         ----------------------
this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the

Company, other than the provisions of Section 3.01(s), Section 4.02(a), second and third sentences of Section 4.02(b), the last sentence of Section 5.04,
Section 5.08, this Section 7.02 and Article VIII, which provisions shall survive such termination, and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          SECTION 7.03.  Amendment.  This Agreement may be amended by the
                         ----------
parties hereto at any time before or after the Shareholder Approval; provided,
                                                                     --------
however, that after any such approval, there shall be made no amendment that by
-------
law requires further approval by the shareholders of the Company or the approval of the shareholders of Parent without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          SECTION 7.04.  Extension; Waiver.  At any time prior to the Effective
                         ------------------
Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 7.05.  Procedure for Termination, Amendment, Extension or
                         --------------------------------------------------
Waiver.  A termination of this Agreement pursuant to Section 7.01, an amendment
-------
of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to
Section 7.04 shall, in order to be effective, require, in the case of Parent or the Company, action by its Board of Directors or, with respect to any amendment of this Agreement pursuant to Section 7.03, the duly authorized committee of its Board of Directors to the extent permitted by law.

                                 ARTICLE VIII

                               General Provisions
                               ------------------

          SECTION 8.01.  Nonsurvival of Representations and Warranties.  None of
                         ----------------------------------------------
the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 8.02.  Notices.  All notices, requests, claims, demands and
                         --------
other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to Parent or Sub, to:

               Johnson & Johnson
               One Johnson & Johnson Plaza
               New Brunswick, NJ 08933

               Telecopy No.:  (732) 524-2788

               Attention: Joseph Orban

               with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019

               Telecopy No.:  (212) 474-3700

               Attention:  Robert A. Kindler
                           Robert I. Townsend, III

          if to the Company, to:

               Centocor, Inc.
               200 Great Valley Parkway
               Malvern, PA 19355-1307

               Telecopy No.:  (610) 651-6895

               Attention:  Dominic Caruso
               with a copy to:

               Harkins Cunningham
               2800 One Commerce Square
               2005 Market Street
               Philadelphia, PA 19103

               Telecopy No.:  (215) 851-6710

               Attention:  John G. Harkins, Jr.

           SECTION 8.03.  Definitions.  For purposes of this Agreement:
                          ------------

          (a) an "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

          (b) "Business Day" means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in New York;

          (c) "Knowledge" of any Person that is not an individual means, with respect to any matter in question, the Knowledge of such person's executive officers and other officers having primary responsibility for such matter, in each case obtained in the conduct of their duties in the ordinary course without special inquiry;

          (d) "Material Adverse Change" or "Material Adverse Effect" means any change, effect, event, occurrence or state of facts (or any development that, insofar as can reasonably be foreseen, is reasonably likely to result in any change or effect) that is materially adverse to the business, properties, assets, liabilities (contingent or otherwise), financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any change, effect, event, occurrence, state of facts or development (i) relating to the economy in general, (ii) relating to the industry in which the Company operates in general and not specifically relating to the Company or (iii) resulting from the effects of the pendency of the transactions contemplated hereby on current or prospective customers, suppliers, employees and business relationships of the Company, including the rights of certain parties identified in Section 8.03(d) of the Company Disclosure Schedule;

          (e) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

          (f) a "Subsidiary" of any Person means, with respect to such Person, a "significant subsidiary" as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act;

          (g) "Superior Proposal" means any bona fide proposal made by a third party (i) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company, (ii) that is otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (after receipt of advice from a financial advisor of nationally recognized reputation) to be more favorable to the Company than the Merger after taking into account all constituencies (including shareholders), the terms of this Agreement and pertinent factors permitted under the PBCL, (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party and (iv) for which, in the good faith judgment of the Board of Directors of the Company, no regulatory approvals are required, including antitrust approvals, that could not reasonably be expected to be obtained; and

          (h) "Takeover Proposal" means any bona fide inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of a business or assets that constitute 30% or more of the net revenues, net income or the assets of the Company or its Subsidiaries, taken as a whole, or 30% or more of any class of equity securities of the Company or its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person beneficially owning 30% or more of any class of equity securities of the Company or any of its Subsidiaries or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

          SECTION 8.04.  Interpretation.  When a reference is made in this
                         ---------------
Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

          SECTION 8.05.  Counterparts.  This Agreement may be executed in one or
                         -------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.06.  Entire Agreement; No Third-Party Beneficiaries.  This
                         -----------------------------------------------
Agreement, the Option Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, the Option Agreement and the Confidentiality Agreement and (b) except for the provisions of Article II, Section 5.06 and Section 5.07, are not intended to confer upon any Person other than the parties any rights or remedies.

          SECTION 8.07.  Governing Law.  This Agreement shall be governed by,
                         --------------
and construed in accordance with, the laws of the Commonwealth of Pennsylvania, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof; provided, however, that the laws of the respective states of
              --------  -------
incorporation of each of the parties hereto shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its Board of Directors.

          SECTION 8.08.  Assignment.  Neither this Agreement nor any of the
                         -----------
rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.09.  Enforcement.  The parties agree that irreparable damage
                         ------------
would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the Commonwealth of Pennsylvania or in any state court in the Commonwealth of Pennsylvania, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the Commonwealth of Pennsylvania or of any state court located in the Commonwealth of Pennsylvania in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the Commonwealth of Pennsylvania or a state court located in the Commonwealth of Pennsylvania.

          SECTION 8.10.  Severability.  If any term or other provision of this
                         -------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                         JOHNSON & JOHNSON,

                           by
                             /s/ R. N. Wilson
                             ----------------
                             Name: R. N. Wilson
                             Title: Vice Chairman


                         ADMIRAL MERGER CORP.,

                           by
                             /s/ J. S. Orban
                             ---------------
                             Name:  J. S. Orban
                             Title: Vice President


                         CENTOCOR, INC.,

                           by
                             /s/ David P. Holveck
                             --------------------
                             Name: David P. Holveck
                             Title: Chief Executive Officer

                                                                         ANNEX I
                                                         TO THE MERGER AGREEMENT



                             Index of Defined Terms
                             ----------------------

Term                             Page     Term                             Page
-------------------------------  ----     -------------------------------  ----
Acquisition                               IRS............................... 19
  Agreement....................... 37     Knowledge......................... 59
Actions........................... 36     Legal Provisions.................. 16
Adjusted Option................... 43     Liens............................. 11
Affiliate......................... 59     Material Adverse Change........... 59
Agreement.........................  1     Material Adverse Effect........... 59
Amended and Restated Articles             Merger............................  1
  of Incorporation................  9     Merger Consideration..............  4
Articles of Merger................  2     Nasdaq............................ 13
Average Closing Price.............  4     NYSE..............................  7
Benefit Plans..................... 18     Option Agreement..................  1
Business Day...................... 59     Parachute Gross Up
Bylaws............................  9       Payment......................... 22
Certificates......................  5     Parent............................  1
Closing...........................  2     Parent Common Stock...............  1
Closing Date......................  2     Parent Disclosure Schedule........ 28
Code..............................  1     Parent SEC Documents.............. 30
Commonly Controlled Entity........ 19     PBCL..............................  2
Company...........................  1     Pension Plans..................... 19
Company Common Stock..............  1     Permits........................... 16
Company Disclosure Schedule.......  8     Person............................ 60
Company Notice.................... 37     Pharmaceutical Product............ 26
Company Stock Plans............... 43     Post-Signing Returns.............. 36
Confidentiality Agreement......... 41     Preferred Stock...................  9
Convertible Debentures............  9     Proxy Statement................... 12
Effective Time....................  2     Restraints........................ 52
Environmental Laws................ 18     Rights............................ 49
ERISA............................. 19     Rights Agreement.................. 25
Exchange Act...................... 12     SEC............................... 12
Exchange Agent....................  5     SEC Documents..................... 13
Exchange Fund.....................  5     Securities Act.................... 13
Exchange Ratio....................  4     Shareholder Approval.............. 24
FDA............................... 26     Shareholders Meeting.............. 40
FDCA.............................. 26     Stock Options..................... 43
Filed SEC Documents............... 14     Sub...............................  1
Form S-4.......................... 14     Subsidiary........................ 60
GAAP.............................. 13     Superior Proposal................. 60
Governmental Entity............... 12     Surviving Corporation.............  2
Hazardous Material................ 18     Takeover Proposal................. 60
HSR Act........................... 12     taxes............................. 21
Indenture......................... 49     Termination Fee................... 47
Intellectual Property                     Trustee........................... 49
  Rights.......................... 23

                                                                       EXHIBIT A
                                                         TO THE MERGER AGREEMENT
                            Form of Affiliate Letter
                            ------------------------

Dear Sirs:

          The undersigned, a holder of shares of common stock, par value $.01 per share ("Company Common Stock"), of Centocor, Inc., a Pennsylvania corporation (the "Company"), acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC") and may be deemed an "affiliate" of the Company for purposes of qualifying the Merger (as defined below) for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, although nothing contained herein should be construed as an admission of either such fact. Pursuant to the terms of the Agreement and Plan of Merger dated as of July 20, 1999, among Johnson & Johnson, a New Jersey corporation ("Parent"), Admiral Merger Corp., a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company, Sub will be merged with and into the Company (the "Merger"), and in connection with the Merger, the undersigned is entitled to receive common stock, par value $1.00 per share ("Parent Common Stock"), of Parent.

          If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Parent Common Stock by the undersigned.

          The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act,

(ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of counsel to Parent or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

          The undersigned hereby further represents to and covenants with Parent that the undersigned has not, within the 30 days prior to the Closing Date, sold, transferred or otherwise disposed of any shares of Company Common Stock held by the undersigned and that the undersigned will not sell, transfer or otherwise dispose of any Parent Common Stock received by the undersigned in connection with the Merger until after such time as results covering at least 30 days of post-Merger combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, except as would not otherwise reasonably be expected to adversely affect the qualification of the Merger as a pooling of interests.

          In the event of a sale or other disposition by the undersigned of Parent Common Stock pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate the transfer of the Parent Common Stock sold as indicated in such letter.

          Parent covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of Parent Common Stock by the undersigned under Rule 145 in accordance with the terms thereof.

          The undersigned acknowledges and agrees that the legends set forth below will be placed on certificates representing Parent Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Securities Act.

          There will be placed on the certificates for Parent Common Stock issued to the undersigned in connection with the Merger, or any substitutions therefor, a legend stating in substance:

          "The shares represented by this certificate were issued pursuant to a business combination which is being accounted for as a pooling of interests, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred (i) until such time as Johnson & Johnson shall have published financial results covering at least 30 days of combined operations after the Effective Time and (ii) except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

          The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.


                                                Very truly yours,



Dated:

                                                                         ANNEX I
                                                                    TO EXHIBIT A


[Name]                                                                    [Date]


          On                    , the undersigned sold the securities of Johnson
& Johnson ("Parent") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of Admiral Merger Corp., a Pennsylvania corporation, with and into Centocor, Inc.

          Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

          The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                              Very truly yours,



           [Space to be provided for description of the Securities.]

                                                                       EXHIBIT B
                                                         TO THE MERGER AGREEMENT


                       [Letterhead of the Centocor, Inc.]
                                                                          , 1999


Skadden, Arps, Slate, Meagher & Flom LLP
919 Third Avenue
New York, New York 10022


Ladies and Gentlemen:

          In connection with the opinion to be delivered pursuant to Section 6.03(c) of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 20, 1999, among Johnson & Johnson, a New Jersey corporation ("Parent"), Admiral Merger Corp., a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Sub"), and Centocor, Inc., a Pennsylvania corporation (the "Company"), and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the proxy statement/prospectus of Parent and the Company, the undersigned certifies and represents on behalf of the Company and as to the Company, after due inquiry and investigation, as follows (any capitalized term used but not defined herein shall have the meaning given to such term in the Merger Agreement):

          1. The facts relating to the contemplated merger of Sub with and into the Company (the "Merger") as described in the Registration Statement and the documents described in the Registration Statement are, insofar as such facts pertain to the Company, true, correct and complete in all material respects.
The Merger will be consummated in accordance with the Merger Agreement.

          2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of common stock, par value $.01 per share, of the Company (the "Company Common Stock") will be converted into common shares of Parent ("Parent Common Stock") is the result of arm's length bargaining.

          3. Cash payments to be made to stockholders of the Company in lieu of fractional shares of Parent Common Stock that would otherwise be issued to such stockholders in the Merger will be made for the purpose of saving Parent the expense and inconvenience of issuing and transferring fractional shares of Parent Common Stock, and do not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to stockholders of the Company in lieu of fractional shares of Parent Common Stock is not expected to exceed one percent of the total consideration that will be issued in the Merger to stockholders of the Company in exchange for their shares of Company Common Stock.

          4. (i) Neither the Company nor any corporation related to the Company has acquired or has any present plan or intention to acquire any Company Common Stock in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part.

          (ii) For purposes of this representation letter, a corporation shall be treated as related to the Company if such corporation is related to the Company within the meaning of Treasury Regulation Section 1.368-1(e)(3).

          5. The Company has not made and does not have any present plan or intention to make any distributions (other than dividends made in the ordinary course of business) prior to, in contemplation of, or otherwise in connection with, the Merger.

          6. Except as otherwise specifically contemplated under the Merger Agreement, Parent, Sub, the Company and holders of Company Common Stock will each pay their respective expenses, if any, incurred in connection with the Merger. The Company has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock. Except to the extent specifically contemplated under the Merger Agreement, the Company has not entered into any arrangement pursuant to which Parent or Sub has agreed to assume, directly or indirectly, any expense or other liability, whether fixed or contingent, of the Company or any holder of Company Common Stock.

          7. Immediately following the Merger the Company will hold (i) at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets that were held by the Company immediately prior to the Merger and
(ii) at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets that were held by Sub immediately prior to the Merger. For purposes of this representation, amounts paid by the Company or by Sub to stockholders who receive cash or other property (including cash in lieu of fractional shares of Parent Common Stock) in connection with the Merger, assets of the Company used to pay its reorganization expenses and all redemptions and distributions made by the Company (other than dividends made in the ordinary course of business) immediately preceding, or in contemplation of, the Merger will be included as assets held by the Company immediately prior to the Merger.

          8. Except as provided in the Merger Agreement, immediately prior to the time of the Merger the Company will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire Company Common Stock.

          9. In connection with the Merger, Company Common Stock will be converted solely into Parent Common Stock (except for cash paid in lieu of fractional shares of Parent Common Stock). For purposes of this representation, Company Common Stock redeemed for cash or other property furnished, directly or indirectly, by Parent will be considered as exchanged for other than Parent Common Stock. Further, no liabilities of the Company or any of the holders of Company Common Stock will be assumed by Parent, nor will any of the Company Common Stock acquired by Parent in connection with the Merger be subject to any liabilities.

          10. The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

          11. The Company will not take, and to the best knowledge of the management of the Company there is no present plan or intention by stockholders of the Company to take, any position on any Federal, state or local income or franchise tax return, or to take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

          12. None of the compensation received by any stockholder-employee of the Company in respect of periods at or prior to the Effective Time represents separate consideration for any of its Company Common Stock. None of the Parent Common Stock that will be received by any stockholder-employee of the Company in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

          13. There is no intercorporate indebtedness existing between Parent (or any of its subsidiaries, including Sub) and the Company (or any of its subsidiaries) that was issued, acquired, or will be settled, at a discount.

          14. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          15. The Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of the Company with respect to the Merger.

          16. No assets of the Company have been sold, transferred or otherwise disposed of which would prevent Parent from continuing the "historic business" of the Company or from using a significant portion of the "historic business assets" of the Company in a business following the Merger (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

          17. On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

          18. No holders of Company Common Stock have dissenter's rights under the provisions of any Federal, state, local, foreign or provincial laws.

          19. No shares of Company Common Stock are held by any direct or indirect subsidiary of the Company.

          20. The undersigned is authorized to make all the representations set forth herein on behalf of the Company.

          The undersigned acknowledges that (i) the opinion to be delivered pursuant to Section 6.03(c) of the Merger Agreement will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) such opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

          The undersigned acknowledges that such opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.


                                             Very truly yours,

                                             CENTOCOR, INC.

                                             by
                                               -------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT C
                                                         TO THE MERGER AGREEMENT



                       [Letterhead of Johnson & Johnson]
                                                                          , 1999


Skadden, Arps, Slate, Meagher & Flom LLP
919 Third Avenue
New York, New York 10022

Ladies and Gentlemen:

          In connection with the opinion to be delivered pursuant to Section 6.03(c) of the Agreement and Plan of Merger (the "Merger Agreement") dated as of July 20, 1999, among Johnson & Johnson, a New Jersey corporation ("Parent"), Admiral Merger Corp., a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Sub"), and Centocor, Inc., a Pennsylvania corporation (the "Company"), and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the proxy statement/prospectus of Parent and the Company, the undersigned certifies and represents on behalf of Parent and Sub and as to Parent and Sub, after due inquiry and investigation, as follows (any capitalized term used but not defined herein having the meaning given to such term in the Merger Agreement):

          1. The facts relating to the contemplated merger of Sub with and into the Company (the "Merger") as described in the Registration Statement and the documents described in the Registration Statement are, insofar as such facts pertain to Parent and Sub, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.

          2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of common stock, par value $.01 per share, of the Company (the "Company Common Stock") will be converted into common shares of Parent ("Parent Common Stock") is the result of arm's length bargaining.

          3. Cash payments to be made to stockholders of the Company in lieu of fractional shares of Parent Common Stock that would otherwise be issued to such stockholders in the Merger will be made for the purpose of saving Parent the expense and inconvenience of issuing and transferring fractional shares of Parent Common Stock, and do not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to stockholders of the Company in lieu of fractional shares of Parent Common Stock is not expected to exceed one percent of the total consideration that will be issued in the Merger to stockholders of the Company in exchange for their shares of Company Common Stock.

          4. (i) Parent has no present plan or intention, following the Merger, to reacquire, or to cause any corporation that is related to Parent to acquire, any Parent Common Stock, except for repurchases of Parent Common Stock by Parent in connection with a repurchase program meeting the requirements of
Section 4.05(1)(b) of Revenue Procedure 96-30, which program was not entered into or amended in any way in contemplation of or connection with the Merger.
No corporation that is related to Parent has a plan or intention to purchase any of the Parent Common Stock issued in the Merger.

          (ii) For purposes of this representation letter, a corporation shall be treated as related to Parent if such corporation is related to Parent within the meaning of Treasury Regulation Section 1.368-1(e)(3).

          5. Parent has no present plan or intention to make any distributions after the Merger to holders of Parent Common Stock (other than dividends made in the ordinary course of business or distributions that are pro rata).

          6. Neither Parent nor Sub (nor any other subsidiary of Parent) has acquired, or, except as a result of the Merger, will acquire, or has owned in the past five years, any Company Common Stock.

          7. Prior to the Merger, Parent will own all the capital stock of Sub. Parent has no present plan or intention to cause the Company to issue additional shares of its stock that would result in Parent owning less than all the capital stock of the Company after the Merger.

          8. Parent has no present plan or intention, following the Merger, to liquidate the Company, to merge the Company with and into another corporation, to sell or otherwise dispose of any of the stock of the Company, to cause the Company to distribute to Parent or any of its subsidiaries any assets of the Company or the proceeds of any borrowings incurred by the Company, or to cause the Company to sell or otherwise dispose of any of the assets held by the Company at the time of the Merger, except for dispositions of such assets in the ordinary course of business and transfers described in Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code") or Treasury Regulation Section 1.368-2(k).

          9. Immediately following the Merger, the Company will hold (i) at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets that were held by the Company immediately prior to the Merger and (ii) at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets that were held by Sub immediately prior to the Merger. For purposes of this representation, amounts paid by the Company or by Sub to stockholders who receive cash or other property (including cash in lieu of fractional shares of Parent Common Stock) in connection with the Merger, assets of the Company used to pay its reorganization expenses and all redemptions and distributions made by the Company (other than dividends made in the ordinary course of business) immediately preceding, or in contemplation of, the Merger will be included as assets held by the Company immediately prior to the Merger.

          10. Except as otherwise specifically contemplated under the Merger Agreement, Parent, Sub, the Company and holders of Company Common Stock will each pay their respective expenses, if any, incurred in connection with the Merger. Except to the extent specifically contemplated under the Merger Agreement, neither Parent nor Sub has paid, directly or indirectly, or has agreed to assume any expense or other liability, whether fixed or contingent, incurred or to be incurred by the Company or any holder of Company Common Stock in connection with or as part of the Merger or any related transactions.

          11. Following the Merger, Parent intends to cause the Company to continue its "historic business" or to use a significant portion of its "historic business assets" in a business (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

          12.  Neither Parent nor Sub is an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

          13. Neither Parent nor Sub will take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

          14. None of the compensation received by any stockholder-employee of the Company in respect of periods at or prior to the Effective Time represents separate consideration for any of its Company Common Stock. None of the Parent Common Stock that will be received by any stockholder-employee of the Company in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

          15. There is no intercorporate indebtedness existing between Parent (or any of its subsidiaries, including Sub) and the Company (or any of its subsidiaries) that was issued or acquired, or will be settled, at a discount.

          16. Neither Parent nor Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          17. In connection with the Merger, Company Common Stock will be converted solely into Parent Common Stock (except for cash paid in lieu of fractional shares of Parent Common Stock). For purposes of this representation, Company Common Stock redeemed for cash or other property furnished, directly or indirectly, by Parent will be considered as exchanged for other than Parent Common Stock. Further, no liabilities of the Company or any of the holders of Company Common Stock will be assumed by Parent, nor will any of the Company Common Stock acquired by Parent in connection with the Merger be subject to any liabilities.

          18. The Merger Agreement, the Registration Statement and the other documents described in the

Registration Statement represent the entire understanding of Parent and Sub with respect to the Merger.

          19. Sub is a corporation newly formed for the purpose of participating in the Merger and at no time prior to the Merger has had assets (other than nominal assets contributed upon the formation of Sub, which assets will be held by Sub following the Merger) or business operations.

          20. The Merger is being undertaken for purposes of enhancing the business of Parent and for other good and valid business purposes of Parent.

          21. The undersigned is authorized to make all the representations set forth herein on behalf of Parent and Sub.

          The undersigned acknowledges that (i) the opinion to be delivered pursuant to Section 6.03(c) of the Merger Agreement will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) such opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any such covenants or obligations are not satisfied in all material respects.

          The undersigned acknowledges that such opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.


                              Very truly yours,


                              JOHNSON & JOHNSON

                              by
                                -------------------------
                                Name:
                                Title: